                                                                      EXHIBIT 12

                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in thousands, except ratio data)

                                                                                                                 SIX MONTHS ENDED
                                                                        YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                         ----------------------------------------------------   -------------------
                                                           1996       1997        1998       1999      2000       2000       2001
                                                         --------   --------   ---------   -------   --------   --------   --------
                                                                                                                    (Unaudited)
Earnings Computation:
    Earnings (loss) from continuing operations before
      income taxes                                       $(51,121)  $(20,902)  $(100,406)  $27,366   $ 22,794   $ 14,636   $  8,476
    Fixed charges                                           2,086      2,344       3,250    10,672     10,824      5,656      4,372
                                                         ----------------------------------------------------   -------------------
         Total earnings                                  $(49,035)  $(18,558)  $ (97,156)  $38,038   $ 33,618   $ 20,292   $ 12,848
                                                         ====================================================   ===================

Fixed Charges Computation:
    Interest expense                                     $    353   $    311   $   1,083   $ 8,185   $  8,600   $  4,381   $  3,392
    Interest component of rent expense                      1,733      2,033       2,167     2,487      2,224      1,275        980
                                                         ----------------------------------------------------   -------------------
         Total fixed charges                             $  2,086   $  2,344   $   3,250   $10,672   $ 10,824   $  5,656   $  4,372
                                                         ====================================================   ===================

         Ratio of earnings to fixed charges (a)             (23.5)      (7.9)      (29.9)      3.6        3.1        3.6        2.9
                                                         ====================================================   ===================

Pro forma ratio of earnings to fixed charges (b):
Earnings Computation:
    Pro forma earnings from continuing operations before
      income taxes                                                                                   $ 20,177   $ 13,177   $  7,026
    Pro forma fixed charges                                                                            13,441      7,115      5,822
                                                                                                     --------   -------------------
         Total pro forma earnings                                                                    $ 33,618   $ 20,292   $ 12,848
                                                                                                     ========   ===================

Fixed Charges Computation:
    Pro forma interest expense                                                                       $ 11,217   $  5,840   $  4,842
    Interest component of rent expense                                                                  2,224      1,275        980
                                                                                                     --------   -------------------
         Total pro forma fixed charges                                                               $ 13,441   $  7,115   $  5,822
                                                                                                     ========   ===================

         Pro forma ratio of earnings to fixed charges                                                     2.5        2.9        2.2
                                                                                                     ========   ===================
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(a)      The dollar amount of the deficiency, based on a one-to-one coverage ratio, was $51.1 million, $20.9 million and $100.4 million for the years ended December 31, 1996, 1997 and 1998, respectively.

(b) The ratio of earnings to fixed charges giving effect to this offering to repay outstanding indebtedness and to repurchase certain debt securities and the application of the net proceeds from the offering for that purpose, as if these transactions occurred on the first day of the period.